UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 100 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2019, Regulus Therapeutics Inc. (the “Company”) entered into a lease agreement (the “Lease”) with ARE-SD Region No. 44 LLC (“Landlord”) for the lease of approximately 8,727 square feet of rentable area of the building located at 10628 Science Center Drive, Suite 225, San Diego, California 92121 (the “Premises”). The commencement date of the Lease is expected to be on or before July 1, 2019 (the “Commencement Date”). The Company expects to use the Premises as its new principal executive offices and as a laboratory for research and development, manufacturing, and other related uses. The term of the Lease (the “Initial Term”) is two years six months, ending December 31, 2021 (assuming a July 1, 2019 Commencement Date). The aggregate base rent due over the Initial Term under the terms of the Lease is approximately $1.1 million (without giving effect to certain rent abatement terms). The Company will also be responsible for the payment of additional rent to cover the Company’s share of the annual operating expenses of the building, the annual tax expenses of the building and the annual utilities costs for the building. In the event of a default of certain of the Company’s obligations under the Lease, Landlord would have right to terminate the Lease and recover damages as provided by the lease contract and by law.

The foregoing description of the Lease is qualified in its entirety by reference to the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019.

Item 1.02	Termination of a Material Definitive Agreement.

On June 19, 2019, the Company and Landlord entered into a first amendment (the “Lease Amendment”) to the lease dated February 25, 2019, between the Company and Landlord (the “Prior Lease”) for the lease of approximately 24,562 square feet located at 10628 Science Center Drive, Suite 100, San Diego, California 92121. Under the terms of the Lease Amendment, the expiration date of the Prior Lease will be accelerated from June 30, 2023 to July 1, 2019 and the Prior Lease will terminate upon the Commencement Date of the Lease. The Lease Amendment will eliminate all further rents due under the Prior Lease, including aggregate base rent over its remaining term of approximately $4.8 million.

The foregoing description of the Lease Amendment is qualified in its entirety by reference to the Lease Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: June 24, 2019	By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer